Exhibit 99.3 - Annual Statement of Compliance for the year
	       ended December 31, 2005

                            OCWEN. [logo]





                     Ocwen Loan Servicing, LLC
                      successor in interest to
                       Ocwen Federal Bank FSB
        Compliance Certification Year Ended December 31, 2005
                           CSFB 2005-FIX1





The undersigned Officer of Ocwen Loan Servicing, LLC successor in interest to Ocwen Federal Bank FSB (the "Servicer") confirms that a review of the activities of the Servicer during the calendar year ending on December
31, 2005 and of the performance of the Servicer under the Pooling and Servicing Agreement CSFB Home Equity Pass-Through Certificates, Series 2005-FIX1; Dated as of April 1, 2005 (the "Servicing Agreement") has been made under his supervision. Except as noted on the Management Assertion on Compliance with USAP, to the best of the undersigned Officer's knowledge, based on such review, the Servicer has fulfilled all of its obligations as set forth in the Servicing Agreement.





By: /s/ Scott W. Anderson                 Dated:  February 28, 2006
Scott W. Anderson, Senior Vice President















Ocwen Loan Servicing LLC
1661 Worthington Road Suite 100
Centrepark West
West Palm Beach, FL 33409